Exhibit (e)(vii)

LMIS-LEGG MASON FUNDS

ANTI-MONEY LAUNDERING DELEGATION AGREEMENT

Attachment A

Investment Company	Fund
Legg Mason Investment Trust	Legg Mason Opportunity Trust

Legg Mason Global Asset Management Trust	Legg Mason BW International Opportunities Bond Fund

QS Strategic Real Return Fund

Legg Mason BW Diversified Large Cap Value Fund

Legg Mason BW Absolute Return Opportunities Fund

ClearBridge Value Trust

ClearBridge Small Cap Fund

ClearBridge International Growth Fund

QS International Equity Fund

QS Emerging Markets Fund

QS U.S. Small Capitalization Equity Fund

Legg Mason BW Global Opportunities Bond Fund

Legg Mason BW Global High Yield Fund

Legg Mason BW Alternative Credit Fund

Miller Income Opportunity Trust

Legg Mason BW Dynamic Large Cap Value Fund

Martin Currie Emerging Markets Fund

Martin Currie International Unconstrained Equity Fund

QS Global Market Neutral Fund

Legg Mason BW Global Macro Fund

RARE Global Infrastructure Value Fund

Legg Mason BW Global Flexible Income Fund

Dated as of May 24, 2016